Serologicals and Millipore Creating a global leader in life science tools

In order to take advantage of the safe harbor provisions of the private securities litigation reform act of
1995, you should understand that we will be making forward-looking statements in this conference.
These statements involve a number of risks and uncertainties, including those which are set forth in our annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statement based on new information, future events or any other reason.  A reconciliation of non-GAAP to GAAP results is available on the company’s website.
This material is not a substitute for the proxy statement Serologicals will file with the Securities and
Exchange Commission.  Investors are urged to read the proxy statement when it becomes available, because it will contain important information.  The proxy statement and other documents which will be filed by Serologicals with the Securities and Exchange Commission will be available on the SEC’s website, www.sec.gov.  Serologicals
and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from Serologicals shareholders in connection with the proposed transaction. Investors may obtain a detailed list of names, affiliations and interests of Serologicals participants in the solicitation of proxies of Serologicals shareholders by reading the proxy statement when it becomes available.
Forward-looking Statements / Reg. G-Proxy

Creating a global leader in life science tools Who is Millipore? Combined company: what it means Next steps

Millipore: critical to life science researchers and
bioprocess engineers
Strong brand worldwide
Stands for quality,
performance, dependability,
support
Brand execution: 1,100
scientists and specialists in
field
Critical to biotherapeutic
production
Important to research and
analysis

We’re organized into two customer-focused divisions Millipore • Analytical • Clinical • Research • Biotech • Pharmaceutical • Niche Beverage Bioscience Bioprocess

Millipore Bioscience: thousands of products to improve productivity in the bioscience lab

Millipore Bioprocess: products and services to improve productivity in bioprocessing

Pellicon 2
-0.22um
Need a sterile solution
Inoculation
concentration of sporozoites
Small
Amicon

MILLIPORE

People are our competitive advantage: example -
field scientists and applications specialists
Close relationships with all biotech/pharma
Involved from pre-clinical through full scale
manufacturing
Involved from the bench idea to the blockbuster

A key competitive advantage: our worldwide
infrastructure
Three major manufacturing centers of excellence
31 offices/subsidiaries
Direct sales on ground everywhere
Major initiative in emerging markets of China and India

New strategy launched in June 2005 Accelerate growth - double value Accelerate innovation - inside & outside Acquired NovAseptic AB, Microsafe BV Agreement to acquire Newport Biosystems

Millipore strategic goals
Strengthen leadership position with biopharmaceutical
customers
Become a strategic supplier in bioscience research
markets
Lead industry in product quality and manufacturing
effectiveness
Become a magnet for talent
Double the value of the company by 2009

Creating a global leader in life science tools Who is Millipore? Combined company: what it means Next steps

You have a great track record of success! Customer satisfaction Financial results High growth market segments Rapid innovation Talented people Successful acquisitions

New Product Launches Revenue Per New Product 2003 2004 2005 $5,797 $6,600 $8,500 2005 1,700 Source: Serologicals 2004 2003 1,215 930 Serologicals: strong track record of innovation

Leader in cell culture
supplements
Highly productive
R&D organization
Strong brand and
customer relationships
Innovative, broad
Bioscience portfolio
Global direct sales force
#1 in downstream
bioprocessing, lab water, and
life science filtration
Complementary strengths of each company

Bioscience
40%
Bioprocess
60%
Organizationally - a perfect fit
Research
-Upstate
-Chemicon
60%
Celliance
40%
Millipore
Serologicals
-Bioscience
-Research
42%
-Bioprocess
-Celliance
58%
2006 Revenues
*
Combined
Company
*Forecasted Pro Forma revenue

Buy online
As easy (and fast) from Tokyo, Topeka or Turin
Click Here

→

→

MILLIPORE

For Serologicals - a wider global reach Same markets, same type of customers Combined sales organization a powerhouse

For Millipore - a broader product portfolio Same markets, same types of customers Model for rapid product development 2X NA sales coverage in Bioscience Innovative scientists & engineers

2005 Organic Revenue Growth Rate
0% 2% 4% 6% 8% 10% 12% 14% 16% 18%
Serologicals
Millipore
Qiagen
Invitrogen
Affymetrix
Sigma-Aldrich
Fisher
16%
10%
9%
6%
6%
5%
5%
Source: Company Filing and Wall Street research
Combining two dynamic and growing
companies will create a powerful new force

Sigma-Aldrich
Serologicals
2005 Life Science Revenue
0 5,000
Serologicals + Millipore
Millipore
Qiagen
Invitrogen
Affymetrix
Fisher
1,266
1,198
991
398
368
275
Source: UBS
1,667
4,141
500 1,000 1,500 4,000
Third largest life science consumables company

Strengthening our position in bioprocessing
Process
development
and scale-up
Upstream
processing
Downstream
purification and
filtration
Ongoing
compliance
monitoring
and testing
Filtration and chromatography
Disposable Solutions
Process Monitoring Tools
Cell Culture
Supplements
Serologicals
Millipore

Millipore Bioprocess Today
Millipore +
Serologicals
Chromatography
& Filtration
62%
Components & Systems
16%
Process
Monitoring Tools
20%
Systems and
Components
13%
Process Monitoring Tools
16%
Chromatography
& Filtration
49%
Cell Culture Supplements
14%
Services
3%
Services
2%
2005 Revenues
Together we bring a more complete bioprocessing
solution to biotech and pharma

Antibody
Technology
Protein
Research
Multiplex
Technologies
Stem
Cells
9%
15%
15%
15-20%
Drug
Discovery
14%
Estimated market CAGR 2006-2011
Source:  LEK Consulting
In bioscience we address a broader array of
attractive market segments
9%
Nuclear
Function
Advanced
Life Science
Tools
Laboratory Water Systems
Laboratory Filtration and Sample Prep

Millipore Bioscience Today
Millipore + Serologicals
Lab Filtration and
Sample Prep
47%
Service
10%
Lab Water
43%
Service
8%
Lab Water
31%
Antibodies
11%
Drug Discovery
6%
Cell Biology
9%
Lab Filtration and
Sample Prep
35%
2005 Revenues
Together we make a big leap in our presence in
the research lab

% of life science sales force by geography
Serologicals Millipore
Asia
14%
South
America
7%
Japan
11%
North
America
19%
Europe
49%
North
America
64%
Europe
30%
Asia
2%
Japan
2%
South
America
2%
Our sales forces are a great fit as well

Millipore and Serologicals: $1.4 billion revenue,
Life Science company
Better able to compete
Accelerated pace of growth
and innovation
Broad array of productivity
tools for research and drug
discovery
Broad array of productivity
tools upstream/downstream
of bioreactor
Strong global reach

Creating a global leader in life science tools Who is Millipore? Combined company: what it means Next steps

Anticipated Close Integration plans Steering Committee April 25 Announcement ~ June 30 Program Management Office Integration Teams INTEGRATION PLANNING INTEGRATION